                                                                       EX-99.B16

             SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
          VANGUARD TAX-MANAGED FUND--CAPITAL APPRECIATION PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1996)

    P (1 + T)/n/ = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------

   P  =  $1,000
   T  =  +20.92%
   N  =  1
 ERV  =  $1,209.25

 FIVE YEAR
 ---------

   P  =  $1,000
   T  =  +23.04%
   N  =  *
 ERV  =  $1,616.88
--------

  * Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1996)



                a - b
    Yield = 2[( ----  + 1)/6/ - 1]
                c x d


  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a = $403,318.29

              b = $83,942.75

              c = 31,854,540.883

              d = $16.08

          Yield = .75%

                                                                       EX-99.B16
                 VANGUARD TAX-MANAGED FUND--BALANCED PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1996)

    P (1 + T)/n/ = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------

   P = $1,000
   T = +12.21%
   N = 1
 ERV = $1,122.07

 FIVE YEAR
 ---------

   P = $1,000
   T = +14.82%
   N = *
 ERV = $1,377.65

--------

  * Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1996)

                a - b
    Yield = 2[( ----- + 1)/6/ - 1]
                c x d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a = $156,555.69

              b = $10,263.70

              c = 4,812,431.470

              d = $12.99

          Yield = 2.83%

                                                                       EX-99.B16

             VANGUARD TAX-MANAGED FUND--GROWTH AND INCOME PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1996)

    P (1 + T)/n/ = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

 EXAMPLE:
 --------
 ONE YEAR
 --------
    P  =  $1,000
    T  =  +23.03%
    N  =  1
  ERV  =  $1,230.28

 FIVE YEAR
 ---------
    P  =  $1,000
    T  =  +24.55%
    N  =  *
  ERV  =  $1,663.25
--------

* Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1996)

               a - b
    Yield = 2[(---- + 1)/6/ - 1]
               c x d


  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a = $384,115.48

              b = $37,481.87

              c = 14,283,110.996

              d = 16.16

          Yield = 1.81%